SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549


                            FORM  8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 19, 1996

Commission        Registrant, State of Incorporation,      I.R.S. Employer
File Number         Address and Telephone Number           Identification No.


1-1443            Central and South West Corporation          51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000



1-3146            Southwestern Electric Power Company         72-0323455
                  (A Delaware Corporation)
                  428 Travis Street
                  Shreveport, Louisiana  71156-0001
                  (318) 222-2141











Item 5.  Other Events

     Cajun Asset Purchase Proposal
     As previously reported in the 1995 Combined Annual Report on Form 10-K for Central and South West Corporation (CSW) and Southwestern Electric Power Company (SWEPCO), on March 8, 1996, SWEPCO, together with Gulf States Utilities Company (GSU) and the members committee (Members Committee) of Cajun Electric Power Cooperative, Inc. (Cajun), which represents 10 of the 12 Louisiana distribution cooperatives that are served by Cajun, submitted to Cajun's court appointed trustee in bankruptcy (Cajun Trustee) a joint proposal pursuant to which SWEPCO would, among other things, acquire all of Cajun's non-nuclear assets, including a two-unit natural gas-fired plant (Big Cajun I), and a three-unit coal-fired plant (Big Cajun II) and would serve the member cooperatives through new wholesale power-supply
agreements.   The joint proposal was submitted in response to a
formal bid procedure established by the trustee.   On April 8,
1996, the Cajun Trustee announced that he had selected the joint proposal of NRG Energy, Inc. (NRG) and Zeigler Coal Holding Company (NRG/Zeigler Proposal) as the lead proposal. On April 22, 1996, the Cajun Trustee filed with the bankruptcy court a plan of reorganization (Trustee Plan) incorporating the NRG/Zeigler Proposal.

     In anticipation of the Cajun Trustee's April 22, 1996 filing of the Trustee Plan, the Members Committee, SWEPCO and GSU filed, on April 19, 1996, a reorganization plan for Cajun (SWEPCO
Plan) in the U.S. Bankruptcy Court for the Middle District of
Louisiana (Case No. 94-11474).   Under the SWEPCO Plan, Cajun's
creditors would receive a total value in excess of $1.2 billion, including $405 million in cash from SWEPCO or a SWEPCO subsidiary for the purchase of Big Cajun I, Big Cajun II and other related non-nuclear assets. Under the SWEPCO Plan, the Cajun member cooperatives would make future payments with a net present value of $497 million to $567 million to the Federal government's Rural Utilities Service (RUS), Cajun's largest creditor, by using a portion of the cooperatives' future income from their retail customers. The remaining value to the creditors would come from existing liquid assets and a ratepayer trust fund that was established as part of the bankruptcy procedure. Under the SWEPCO Plan, wholesale rates to the member distribution cooperatives that buy power from Cajun would be reduced from 4.88 cents per kilowatt-hour to 3.74 cents per kilowatt-hour which would, in turn, allow the cooperatives to reduce retail rates to residential customers by 20 to 25 percent from current rates.

     Consummation of the SWEPCO Plan is conditioned upon confirmation of the reorganization plan by the bankruptcy court, as well as the receipt by SWEPCO and CSW of all requisite state and federal regulatory approvals. CSW and SWEPCO expect to raise the $405 million required to consummate the acquisition of Cajun's non-nuclear assets through a combination of internally generated funds and external borrowings.

     Under the Trustee Plan, an entity to be formed by NRG Energy, Inc. and Zeigler Coal Holding Company (NRG/Zeigler Newco) would acquire Big Cajun I, Big Cajun II and certain related non-nuclear assets of Cajun for an aggregate purchase price of approximately $1.11 billion in cash, subject to adjustment under certain circumstances. Under the Trustee Plan, Cajun would continue as a electric cooperative and would purchase its energy requirements from NRG/Zeigler Newco under a new wholesale power purchase contract to be entered into between NRG/Zeigler Newco and Cajun. The contract rates under the new power purchase contract would generally be fixed at an effective average price of 4.49 cents per kilowatt hour, subject to adjustment after five years to reflect changes in operating and maintenance costs. Consummation of the Cajun Plan is conditioned upon, among other things, approval of a definitive asset purchase agreement by the respective board of directors of NRG and Zeigler, confirmation of the Trustee Plan by the bankruptcy court, and the receipt of all requisite state and federal regulatory approvals.

     In the event the acquisition contemplated by the Trustee Plan is not consummated following execution of a definitive asset purchase agreement, Cajun would be required under certain circumstances to pay to NRG/Zeigler Newco a termination fee of $25 million and reimburse to NRG/Zeigler Newco up to $15 million in respect of expenses incurred by NRG/Zeigler Newco in connection with the Trustee Plan. A hearing has been scheduled for May 13, 1996 at which the bankruptcy court will address whether or not the termination fee and expense reimbursement provisions of the Trustee Plan would apply in the event the SWEPCO Plan is ultimately confirmed by the bankruptcy court.

     It is currently anticipated that disclosure statements setting forth the details of the SWEPCO Plan and the Trustee Plan will by submitted to Cajun's creditors following bankruptcy court hearings anticipated to be held in August 1996.

     SWEPCO would not acquire Cajun's interest in the River Bend nuclear power generating plant (River Bend), which is owned 70% by GSU and 30% by Cajun, under the SWEPCO Plan. Cajun's interest in River Bend, as well as certain legal and business disputes between Cajun and GSU that have arisen out of such ownership interest, are the subject of a settlement agreement (River Bend Settlement) entered into on April 29, 1996 among Cajun, the RUS, and GSU. Under the River Bend Settlement, the RUS would be provided with several options for disposing of Cajun's 30% interest in River Bend, and Cajun would be released from all liabilities associated with its interest in River Bend, including potential liabilities arising from pending claims among the parties relating to River Bend, which would be released.
Finally, under the River Bend Settlement, Cajun would be required to fund its full share of the estimated decommissioning obligation for River Bend by setting aside $125 million in a decommissioning trust fund. The River Bend Settlement, which would be advanced independently of the SWEPCO Plan and the Trustee Plan, is subject to approvals by federal and other regulatory and governmental bodies, the board of directors of Entergy Corporation, and the United States District Court before which River Bend-related litigation is pending. GSU has indicated that it will continue to be a proponent of the SWEPCO Plan.


     Cajun filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 21, 1994 and is currently operating under the supervision of the United States
Bankruptcy Court for the Middle District of Louisiana.


Item 7. Financial Statements and Exhibits


(c) Exhibits.

      Exhibit 99.1 Plan of Reorganization For Cajun Electric
Power Cooperative, Inc. Submitted Jointly by The Members Committee, SWEPCO and GSU.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                 CENTRAL AND SOUTH WEST CORPORATION


Date:  May 2, 1996

                         By:   /s/  Wendy G. Hargus
                              Wendy G. Hargus
                              Controller


                         SOUTHWESTERN ELECTRIC POWER COMPANY


Date:  May 2, 1996
                         By:   /s/  R. Russell Davis
                              R. Russell Davis
                              Controller